UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	January 9, 2012

PEAPACK-GLADSTONE FINANCIAL CORPORATION
(Exact Name of Registrant as Specified in Charter)

New Jersey	001-16197	22-3537895
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

500 Hills Drive, Suite 300, Bedminster, New Jersey		07921
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code	(908) 234-0700

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events.

On January 9, 2012, Peapack-Gladstone Financial Corporation (the “Corporation”) announced that it received approval from the U.S. Department of the Treasury (“Treasury”) for its request to redeem all of the remaining shares of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Preferred Shares”), issued to Treasury pursuant to the Troubled Asset Relief Program Capital Purchase Program. On January 11, 2012, the Corporation expects to pay approximately $14.5 million to Treasury to repurchase the Preferred Shares, including accrued and unpaid dividends for such shares. The Corporation’s redemption of the Preferred Shares is not subject to additional conditions or stipulations from Treasury. A copy of the press release is attached hereto as Exhibit 99 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

Exhibit

99	Press Release dated January 9, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEAPACK-GLADSTONE FINANCIAL CORPORATION

Dated:January 10, 2012	By:	/s/ Jeffrey J. Carfora
	Name:	Jeffrey J. Carfora
	Title:	Executive Vice President and Chief Financial Officer